SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 5, 2016 (February 4, 2016)

Sionix Corporation

(Exact name of registrant as specified in its charter)

Nevada	002-95626-D	87-0428526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2010 North Loop Freeway W Suite 110 Houston, Texas	77018
(Address of principal executive offices)	(Zip Code)

(713) 682-6500

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sionix Corporation (“Sionix”) has entered into an agreement to fund the design, engineering, construction and start-up of a brine and water treating and reclamation facility located in Culbertson, Montana (the “Culbertson Facility”). The Culbertson Facility is located in an area that is within the Bakken Shale oil and gas formation. The principal purpose of the facility is to provide brine and water treatment services to oil and gas operators working in the Bakken in the states of Montana and North Dakota.

Steelworks Investments Limited (“SIL”), an affiliate of Sionix, provided funding during the period commencing in mid 2015 through February 4, 2016, for a total of $1,365,000. These funds were used to provide start-up expenditures for the Culbertson Facility and other Sionix purposes. Sionix agreed to repay the funds to SIL under the terms of the Amended and Restated 12% Convertible Note in the amount of $1,365,000, dated February 4, 2016 (the “SIL Note”). The form of the SIL Note is included as Exhibit 10.03 to this Report. The SIL Note is convertible into shares of Sionix Series A Convertible Preferred Stock (“Series A Stock”) at any time. The Certificate of Designations, Preferences and Rights of the Series A Stock is included as Exhibit 10.04 to this Report. As of the date of this Report, if the SIL Note was fully converted it would be convertible into 68,250 shares of Series A Stock. Each share of Series A Stock is convertible into 5,000 shares of Sionix Common Stock, or an aggregate of 341,250,000 shares if the entire SIL Note was fully converted into Series A Stock and such Series A Stock was fully converted into Sionix Common Stock.

Sionix does not have the authorized shares of Common Stock to enable the conversion of the Series A Stock into Common Stock, but intends to amend its Articles of Incorporation to do so as soon as is practicable.

Sionix Oilfield Solutions (“SOS”) was formed as a new entity to construct, start-up and operate the Culbertson facility. SOS is owned 51% by Sionix, 39% by SIL and 10% by SOS employees. SOS is the operating entity and its operations are managed by Sionix personnel. Sionix entered into a License and Royalty Agreement with SOS providing for SOS to utilize the Sionix technology (the “Sionix License”) in exchange for the 51% equity interest and other considerations. The full text of the Sionix License has been filed as Exhibit 10.01 to this Report.

The real property and improvements included in the Culbertson Facility (the “Culbertson Property”) were acquired by Steelworks Montana, LLC (“SWM”), an affiliate of SIL. The Culbertson Property has been leased to SOS by SWM under the terms of a Lease dated July 13, 2015 (the “Facility Lease”). The Facility Lease provides for SWM to lease the Culbertson Property for a period of 6 years. No rent is payable for the first year of the Facility Lease. During the second year of the Facility Lease, rent is payable at a rate of $25,000 per month. Rent of $35,000 per month is payable for the remaining 4-year duration of the Facility Lease. The Facility Lease, which is filed as Exhibit 10.02 to this Report, has numerous other terms and conditions, many of which may be material to Sionix.

The terms and conditions of the Facility Lease are more favorable to SOS than were offered in any previous negotiations with various unaffiliated third parties.

The Culbertson Facility is logistically positioned to serve the Bakken fields of Montana and North Dakota. Its physical facilities include heated tank storage, enclosed process and laboratory buildings, on-site water wells, a 24 hour truck park with facilities and convenient highway access at the junction of Montana State Highway 16 and U.S. Highway 2. The plant will supply fresh and treated water to meet customer specifications for well maintenance, drilling and reuse in fracking.

2

The operation will use Sionix’s proprietary, patented Dissolved Air Flotation technology in combination with flocculation, pH control, chemistry, filtration and biocide processes to remediate and recycle both flowback brines from fracking and produced water from existing wells. Sionix’s technology has been licensed to SOS under the terms of the Sionix License. The Sionix License details the terms, conditions and considerations of the license. It also requires maintenance by Sionix of a 51% equity interest in SOS. The Sionix License also provides for Sionix to provide technical, operating, financial and marketing oversight and direction to the business.

SIL (Steelworks Investments Limited) currently holds 14,418,220 shares of Sionix Common Stock and also through its Member, Bernard Brogan, serves on the Board of Directors of Sionix. This holding is a beneficial ownership estimated to be less than 3 percent of the Company’s Common Stock. Prior to the current investment, SIL also held various convertible notes and Series A Stock from earlier investments in Sionix. Conversion of all these holdings into Common Stock, in the absence of any other shareholder conversions, would result in SIL beneficial ownership estimated to be approximately 45 percent of the issued and outstanding shares of Sionix Common Stock.

By reason of the issuance of the SIL Note to SIL, under SEC rules, SIL is deemed to have beneficially acquired an additional 341,250,000 shares of Sionix Common Stock. This would result, in the absence of any other shareholder conversions, in total beneficial ownership estimated to be more than 50 percent of the issued and outstanding shares of Sionix Common Stock.

Sionix has been attempting to acquire or otherwise develop or utilize the Culbertson Facility since September of 2013. Sionix has made several attempts to acquire the Culbertson Facility with various unaffiliated third parties, all of which were not successful. SIL was the only entity willing to enter into a transaction with Sionix under acceptable financial terms and conditions.

The Company has started initial operations of the Culbertson facility.

Item 3.02 Unregistered Sale of Equity Securities

The SIL Note is an equity security under SEC Rules by reason of the fact that it is convertible into the Series A Stock which is convertible into Sionix Common Stock. The SIL Note and Series A Stock are further described in Item 1.01 above. The Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act. Sionix did not engage in any general solicitation or advertising to market the Notes, and the Notes were issued to persons with knowledge and experience in financial and business matters capable of evaluating the merits of an investment in the Company.

Sionix has used the proceeds to fund the start-up of operations at the Culbertson Facility. Sionix also intends to use the Series A Stock to secure funds to proceed with the completion of current and past due SEC reports and filings, as well as for the operations of Sionix and for Sionix to pay vendors, employees, officers and directors.

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers.

Kenneth W. Calligar has resigned, effective April 5, 2016, as a director/member of the Board of Directors of Sionix.

9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.01	License and Royalty Agreement between Sionix Corporation and Sionix Oilfield Solutions, LLC dated July 2, 2015

10.02	Lease Agreement between Steelworks Montana, LLC and Sionix Oilfield Solutions, LLC dated July 13, 2015

10.03	Amended and Restated 12% Convertible Note of Sionix Corporation in the principal amount of $1,365,000 issued to Steelworks Investments Limited dated February 4, 2016

10.04	Certificate of Designations, Preferences and Rights of Convertible Series A Preferred Stock of Sionix Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIONIX CORPORATION

Dated: April 5, 2016	By:	/s/ Henry W. Sullivan
Name: Henry W. Sullivan
Chief Executive Officer

4